Exhibit 35

Servicer Compliance Statement

I, Tom Ranger, Head of Mortgage Backed Funding of Santander UK plc as Servicer under the Amended and Restated Servicing Agreement between the Servicer, Holmes Trustees Limited, Holmes Funding Limited and JPMorgan Chase Bank dated 26 July 2000, as amended (the “Agreement”), on behalf of the Servicer and not in my individual capacity, hereby certify that:

1.
I have reviewed the activities performed by the Servicer under the Agreement as of and for the year ended December 31, 2009 (the “Reporting Period”) and the Servicer’s performance under the Agreement has been made under my supervision; and

2.
To the best of my knowledge, based on such review, and except as disclosed in Exhibit 33 in this report on Form 10-K, the Servicer has fulfilled its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on behalf of Santander UK plc this 30th day of March 2010.

       /s/ Tom Ranger
Name: Tom Ranger
Title: Head of Mortgage Backed Funding